COMMERCIAL LEASE


                      ARTICLE 1.00 BASIC LEASE TERMS


     1.01 PARTIES. This lease agreement ("Lease") is entered into by and between the following Lessor and Lessee:

     CARPENTER FREEWAY PROPERTIES, a Texas joint venture         ("Lessor")

     K-C AVIATION, INC., a Delaware corporation                  ("Lessee")

     1.02 LEASED PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises ("leased premises"):

     approximately 3.421 acres of land, described on Exhibit "A" attached hereto and made a part hereof, including a building containing approximately 47,518 rentable square feet, commonly known as 7611 Carpenter Freeway, Dallas, Texas 75247.

     1.03 TERM. Subject to and upon the conditions set forth herein, the term of this Lease shall commence on the later to occur of (i) May 1, 1997, or (ii) five (5) business days after the completion by Lessor of all ACM Abatement Work (hereinafter defined) (the "Commencement Date") and shall continue thereafter for a period of five (5) years following the Commencement Date unless sooner terminated in accordance with the terms and provisions of this Lease. Lessee shall have a renewal option for one sixty
(60) month "Renewal Term," as described in Exhibit "D" attached hereto and made a part hereof.

     1.04 BASE RENT AND SECURITY DEPOSIT.

     (a) Base rent shall be payable in the following respective amounts (regardless of whether the actual square footage of the building comprising a portion of the leased premises is proven to be greater or less than the approximate square footage set forth in section 1.02 above): (i) commencing on the Commencement Date through and including the thirty-sixth (36th) month of the term of this Lease, base rent shall be payable in equal consecutive monthly installments of Fifteen Thousand Eight Hundred Thirty-Nine and 33/100 Dollars ($15,839.33) each; and (ii) commencing on the first (1st) day of the thirty-seventh (37th) month of the term of this Lease through and including the sixtieth (60th) month of the term of this Lease, base rent shall be payable in equal consecutive monthly installments of Sixteen Thousand Four Hundred Thirty-Three and 31/100 Dollars ($16,433.31) each. If the final day of the 36th month of the term of this Lease occurs on a day other than the first day of a calendar month, then the base rent for that calendar month shall be prorated between $15,839.33 and $16,433.31 based upon the applicable number of days in that calendar month which occur, respectively, before and after the last day of such 36th month.

     (b) There shall be no security deposit.

     1.05 ADDRESSES. Unless and until changed by written notice from one party to the other in accordance with the provisions of section 13.06 of this Lease, the respective addresses of the parties for notices pursuant to this Lease are as follows:

            Lessor's Address:                     Lessee's Address:

            Carpenter Freeway Properties          K-C Aviation, Inc.
            c/o Cencor Realty Services            7440 Aviation Place
            3102 Maple Avenue, Suite 500          Dallas, Texas  75235
            Dallas, Texas 75201                   Attn: John  Rahilly

            With a copy to:                       With a copy to:

            Jenkens & Gilchrist,                  Thompson & Knight, P.C.
            a Professional Corporation            1700 Pacific Avenue
            1445 Ross Avenue, Suite 3200          Suite 3300
            Dallas, Texas  75202-2799             Dallas, Texas  75201
            Attn:  James H. Wallenstein, Esq.     Attn:  Gregg C. Davis, Esq.

     1.06 PERMITTED USE. General office use and jet engine overhaul (but with no testing of jet engines at the leased premises), and no other use without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. With regard to Lessee's use of the leased premises for jet engine overhaul, Lessor's inclusion of same as a "Permitted Use" refers only to permission from Lessor, subject to Applicable Laws (as defined in section 3.03 below) and applicable deed restrictions, if any; and in no way should it be deemed as a representation or warranty from Lessor that such use is permitted under Applicable Laws and applicable deed restrictions.

                             ARTICLE 2.00 RENT

     2.01 BASE RENT. Lessee agrees, without demand, setoff or deduction (except as expressly provided in this Lease), to pay monthly as base rent during the term of this Lease the sum of money set forth in section 1.04 of this Lease, which amount shall be payable to Lessor at the address shown above. One monthly installment of rent shall be due and payable on the Commencement Date for the first month's rent and a likely monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease; provided, if the Commencement Date or the expiration date of this Lease should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as additional rent, all other sums due under this Lease.

     2.02 PROPERTY TAX AND INSURANCE ESCALATIONS. In the event Lessor's Tax and Insurance Expenses for the leased premises shall, in any calendar year during the term of this Lease, exceed the actual Tax and Insurance Expenses paid or incurred by Lessor for the leased premises for the calendar year 1997 (the "Base Year"), Lessee agrees to pay as additional rent such excess Tax and Insurance Expenses. Accordingly, Lessee shall not be liable or responsible for payment of any excess Tax and Insurance Expenses pursuant to this section 2.02 during the Base Year and such liability or responsibility shall not begin accruing until January 1, 1998; provided, however, that if the Tax and Insurance Expenses paid or incurred by Lessor for the leased premises for the calendar year 1998 are less than those paid or incurred by Lessor for the calendar year 1997, the Base Year shall be the calendar year 1998. Notwithstanding the foregoing, with regard to that portion of Tax and Insurance Expenses comprised of real property taxes, Lessee shall only be responsible for such tax expenses to the extent they exceed the greater of (i) the actual tax expenses incurred by Lessor for the leased premises for the Base Year or (ii) the tax expenses that would have been incurred by Lessor for the leased premises for the Base Year had this Lease been in effect and had Lessee been in occupancy of the leased premises on January 1, 1997. Lessor may invoice Lessee monthly for the estimated Tax and Insurance Expenses for each calendar year, which amount shall be adjusted each year based upon anticipated Tax and Insurance Expenses. Within nine months following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this section. In the event the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by a refund. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the account shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which the Lease terminates, Lessor, prior to the termination date, shall have the option to invoice Lessee for the excess Tax and Insurance Expenses based upon the previous year's Tax and Insurance Expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Lessee shall have the right, at its own expense and within a reasonable time (not to exceed six (6) months after Lessee's receipt of an invoice from Lessor), to audit Lessor's books relevant to the additional rent payable under this section upon reasonable notice to Lessor, but not more than once each calendar year, and if all of the following apply to such audit: (i) the audit is conducted by an independent certified accountant who is compensated at an hourly rate (i.e., as opposed to a contingency method of compensation), and (ii) the audit discloses an overpayment by Lessee of more than five percent (5%), the Lessor shall pay for the reasonable cost of such audit. Lessee agrees to pay any additional rent due under this section within thirty (30) days following receipt of the invoice or accounting showing additional rent due.

     2.03 DEFINITION OF TAX AND INSURANCE EXPENSES. The term "Tax and Insurance Expenses" shall mean all real property taxes, general and special assessments (with Lessor being required to either elect the installment treatment for special assessments or otherwise treat Tax and Insurance Expenses as though Lessor had elected the installment treatment with regard to special assessments) and taxes or assessments on rentals, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the leased premises during the term of this Lease; and all insurance premiums Lessor is required to pay or reasonably deems necessary to pay, including public liability insurance, with respect to the leased premises.

     2.04 LATE PAYMENT CHARGE. Other remedies for nonpayment of rent notwithstanding, if the monthly base rental payment is not received by Lessor on or before the tenth day of the month for which the rent is due, or if any other payment of rent due Lessor by Lessee is not received by Lessor on or before the tenth day following the date on which such payment is due to Lessor, a late payment charge of three percent (3%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

     2.05 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Lessor for the leased premises is caused by Lessee's use of the leased premises in a manner other than as set forth in section 1.06, or if Lessee vacates the leased premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor.

     2.06 HOLDING OVER. In the event that Lessee does not vacate the leased premises upon the expiration of this Lease, Lessee shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as base rent for the period of such holdover an amount equal to one and one-fourth (1 1/4) times the base rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the leased premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease.

                       ARTICLE 3.00 OCCUPANCY AND USE

     3.01 USE. Lessee warrants and represents to Lessor that the leased premises shall be used and occupied only for the purposes which are permitted in section 1.06. Lessee shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Lessee shall neither permit any waste on the leased premises nor allow the leased premises to be used in any way which would, in the reasonable opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the leased premises. If at any time during the term of this Lease the State Board of Insurance or other insurance authority imposes an additional penalty or surcharge in Lessor's insurance premiums because of Lessee's original or subsequent placement or use of storage racks or bins, method of storage or nature of Lessee's inventory or any other act of Lessee, Lessee agrees to pay as additional rent the increase in Lessor's insurance premiums. With specific regard to the hazardous or possibly hazardous materials used in connection with Lessee's intended business at the leased premises, Lessee agrees as follows: (i) Lessee shall include in Lessee's Work (hereinafter defined) whatever fixtures and improvements may be required by Applicable Laws in connection with the handling of such materials; (ii) Lessee shall use all such materials in accordance with all Applicable Laws; (iii) at the conclusion of the term of this Lease, Lessee shall provide to Lessor a Phase I environmental survey of the leased premises prepared by an independent environmental engineer reasonably acceptable to Lessor, who has been fully apprised of Lessee's operations at the leased premises; and (iv) Lessee, at its sole cost and expense, shall (a) cause such additional studies to be performed on the leased premises as are recommended by such environmental survey to investigate or assess the obligations of Lessee under Applicable Laws pertaining to the environment based on Lessee's operations at the leased premises or conditions observed at the leased premises, and (b) perform or cause to be performed such remedial work as is recommended by such environmental survey, to the extent required by Applicable Laws pertaining to the environment, to the extent and only to the extent that such remedial work is necessary as the result of the acts of Lessee, its agents, employees or invitees during the term of this Lease.

     3.02 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the leased premises except those signs submitted to Lessor in writing and approved by Lessor in writing, and which signs are in conformance with Lessor's sign criteria established for the leased premises. Notwithstanding the foregoing, Lessor agrees that Lessee shall be allowed to erect or install, at Lessee's sole cost and expense, exterior signage on the leased premises, provided that such exterior signage shall in all respects be in compliance with all Applicable Laws and applicable deed restrictions (as to which Lessor makes no representations or warranties to Lessee), as well as being approved in writing by Lessor with respect to location, size, materials, color, graphics and layout. Any such signage shall be constructed and maintained by Lessee at its sole cost and expense, in accordance with any and all applicable restrictive covenants, approval rights of any existing property association and any and all other applicable laws, rules, ordinances and regulations and in accordance with Lessor's signage criteria as the same may be reasonably amended by Lessor from time to time. Lessor agrees that its approval of any signage requested by Lessee shall not be unreasonably withheld or delayed.

     3.03 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Lessee, at Lessee's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over use, condition and occupancy of the leased premises. Lessee must use and maintain the leased premises in a clean, careful, safe and proper manner and in compliance with all applicable laws, ordinances, orders, rules and regulations of all governmental entities and regulatory agencies (collectively, "Applicable Laws"), including Applicable Laws pertaining to health, safety, disabled persons and the environment; provided, however, that Lessee shall not be required to make any structural changes or repairs to the leased premises unless the need for such structural changes or repairs is caused by Lessee, its agents, employees, invitees or others for whom Lessee is responsible pursuant to the terms and provisions of this Lease. Notwithstanding anything to the contrary contained elsewhere in this section 3.03, it is expressly agreed and understood that Lessee's obligation to comply with all Applicable Laws does not apply to any violations of Applicable Laws which were in effect and the leased premises was not in compliance with or were being violated immediately prior to the time Lessee accepted the leased premises, including without limitation, any existing environmental contamination. Further, Lessor, at Lessor's sole cost and expense, shall be responsible for any structural changes or other repairs, alterations or other actions necessary to bring the leased premises into compliance with Applicable Laws as in effect immediately prior to the time Lessee accepted the leased premises, including without limitation, all Applicable Laws pertaining to health, safety, the environment and disabled persons. Lessee will comply with the rules and regulations of the leased premises adopted by Lessor which are set forth on Exhibit "B" attached to this Lease. Lessor shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the leased premises. All changes and amendments to the rules and regulations of the leased premises will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

     3.04 WARRANTY OF POSSESSION. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the leased premises during the full term of this Lease as well as any extension or renewal thereof. Lessor shall not be responsible for the acts or omissions of any third party that may interfere with Lessee's use and enjoyment of the leased premises; provided, however, Lessor agrees to utilize reasonable efforts in a good faith attempt to prevent any third party from interfering with or continuing to interfere with Lessee's use and enjoyment of the leased premises.

     3.05 INSPECTION. Lessor or its authorized agents shall at any and all reasonable times have the right to enter the leased premises to inspect the same, to supply any service to be provided by Lessor, to show the leased premises to prospective purchasers or lessees (which right to show the leased premises to prospective lessees shall be limited to the last one hundred eighty [180] days of the term of this Lease, as the same may have been extended hereunder), and to alter, improve or repair the leased premises in accordance with the terms of this Lease; provided, however, that except in the event of an emergency, Lessor or its authorized agents shall at all times be accompanied by a representative of Lessee. Lessee hereby waives any claim for damages for injury or inconvenience to or interference with Lessee's business, any loss of occupancy or use of the leased premises, and any other loss occasioned thereby. Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the leased premises. Lessee shall not change Lessor's lock system or in any other manner prohibit Lessor from entering the leased premises. Lessor shall have the right to use any and all means which Lessor may deem proper to open the leased premises in an emergency without liability therefor. Notwithstanding anything to the contrary contained hereinabove, Lessor agrees to (a) utilize reasonable efforts (except in the event that an emergency either exists or reasonably appears to exist or be imminent) to give Lessee twenty-four (24) hours advance written notice of any intended entry by Lessor or its agents or representatives upon the leased premises during regular business hours and (b) utilize reasonable efforts in a good faith attempt to cause as little interruption and interference with the conduct of business by Lessee in the leased premises as is reasonably practicable.

     3.06. TITLE REPORT. Within five (5) days after execution of this Lease, Lessor shall, at Lessor's sole cost and expense, deliver to Lessee a current commitment for title insurance or other comparable evidence of title to the leased premises issued by a title company and copies of all underlying documents shown as exceptions to title affecting the leased premises. In the event that such title commitment or underlying exception documents are unacceptable to Lessee for any reason, in Lessee's sole and absolute discretion, Lessee shall have the right, at Lessee's option, to terminate this Lease by delivering a written termination notice to Lessor within ten (10) days after Lessee's receipt of such title commitment and underlying exception documents.

                     ARTICLE 4.00 UTILITIES AND SERVICE

     4.01. UTILITIES. Lessee shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, electricity, water, sanitary and storm sewer service, and for all electric lights. Lessee shall pay all costs caused by Lessee introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids. Lessee shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Lessee's use of the sanitary sewer system. Lessor shall not be required to pay for any utility services, supplies or upkeep in connection with the leased premises. Notwithstanding anything set forth in this Lease to the contrary, Lessee shall be solely liable and obligated for, and shall make payment directly to the service provider for, any and all electrical power now or hereafter provided to the leased premises and any and all janitorial and/or cleaning services utilized by Lessee in connection with the leased premises, and Lessor shall have no duty, obligation or responsibility whatsoever with respect to the providing of any such services.

     4.02 THEFT OR BURGLARY. Lessor shall not be liable to Lessee for losses to Lessee's property or personal injury caused by criminal acts or entry by unauthorized persons into the leased premises.

                    ARTICLE 5.00 REPAIRS AND MAINTENANCE

     5.01 LESSOR REPAIRS. Lessor shall maintain only the roof (but not the HVAC Units which shall be maintained at the sole cost and expense of Lessee, except that Lessor shall be responsible for ensuring that all parts of the leased premises, including without limitation the HVAC Units, plumbing and electrical systems, sprinkler system and doors to the leased premises, are initially in good working order and Lessor will promptly repair same for a period of ninety (90) days following the Commencement Date of this Lease), foundation, and the structural soundness of the exterior walls (excluding windows, window glass, plate glass and doors) of the building comprising a part of the leased premises, except for damages caused by the negligence of Lessee, its agents, employees, contractors, guests and invitees which damage shall be repaired at the sole cost and expense of Lessee and which will constitute additional rent due hereunder upon demand by Lessor therefor. Lessor agrees to utilize reasonable efforts to effectuate and promptly complete any maintenance or repairs required to be performed by Lessor hereunder in a manner calculated to cause as little interruption and interference with the conduct of business by Lessee in the leased premises as is reasonably practicable. In addition, if Lessor fails to perform any of its repair and maintenance obligations hereunder and such default is not cured by Lessor in accordance with the terms and provisions of section 11.03 hereinbelow, then Lessee shall have the right to perform such repair and maintenance obligations as are reasonably necessary to either (a) prevent any damage to Lessee's inventory or other personal property and/or (b) obviate any material and adverse effects to Lessee's business operations resulting therefrom. Any and all reasonable costs and expenses paid or incurred by Lessee in performing any of Lessor's maintenance obligations in accordance with the terms, conditions and requirements of the immediately preceding sentence, may be offset by Lessee against the next accruing installments of rent hereunder.

     5.02 LESSEE REPAIRS. Lessee shall, as its sole cost and expense, maintain, repair and replace all other parts of the leased premises in good repair and condition, including, but not limited to, heating, ventilating and air conditioning systems (save and except for Lessor's obligation to maintain the HVAC Units for the first ninety (90) days following the Commencement Date), down spouts, dock bumpers, drives and parking areas, lawn and landscape irrigation equipment, lawn and landscape maintenance (i.e., keeping same in substantially the same condition as now exists, ordinary wear and tear and damage from fire or other casualty excepted), pest control and extermination, trash pick-up and removal, and painting the building and exterior doors. Lessee shall repair and pay for any damage caused by any act or omission of Lessee or Lessee's agents, employees, invitees, licensees or visitors. If Lessee fails to make the repairs or replacements promptly as required herein, Lessor may, at its option and after the expiration of any applicable notice and cure period, make the repairs and replacements and the cost of such repairs and replacements shall be charged to Lessee as additional rent and shall become due and payable by Lessee within thirty (30) days from receipt of Lessor's invoice.

     5.03 REQUEST FOR REPAIRS. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address of Lessor set forth in section 1.05.

     5.04 LESSEE DAMAGES. Subject to the controlling terms and provisions of section 7.04 below, Lessee shall not allow any damage to be committed by Lessee or Lessee's agents, employees, invitees, licensees or visitors on any portion of the leased premises and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear and damage from casualty excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee.

                 ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

     6.01 ASBESTOS SURVEY AND ACM ABATEMENT WORK. Lessee, at Lessee's sole cost and expense, has caused that certain asbestos survey of the leased premises entitled Report of Survey for Asbestos-Containing Materials, dated April 23, 1997, prepared by Law Engineering & Environmental Services, Inc. (the "ACM Survey") to be performed. Lessee has delivered a copy of the ACM Survey to Lessor. Lessee and Lessor hereby agree that Lessor shall, on or before the later to occur of (i) ten (10) business days after execution of this Lease, or (ii) the date on which Lessee no longer has a right to terminate this Lease pursuant to section 6.2 below, cause a contractor to commence and diligently pursue to completion within fifteen (15) days after commencement the abatement and removal of all acoustic wall tile in the former computer room, all mechanical equipment insulation above the cooler and in the HVAC and boiler room, and the two sinks with ACM sink undercoating, all as referenced in the ACM Survey (the "ACM Abatement Work"), with all of such ACM Abatement Work to be performed and completed in accordance with Applicable Laws. Except for the completion of the ACM Abatement Work and Lessor's warranty that all portions of the leased premises shall be initially in good working order (including Lessor's obligation to promptly repair same for a period of ninety (90) days following the Commencement Date of this Lease), Lessee acknowledges and agrees that Lessee will accept the leased premises "AS IS" and in its present condition as of the Commencement Date, and that, except as provided in sections 5.01 and 6.03 of this Lease, Lessor shall have no other obligations to alter, refurbish, repair or otherwise improve the leased premises.

     6.02 ENVIRONMENTAL SURVEY. Within thirty (30) days after execution of this Lease, Lessee, at Lessee's sole cost and expense, shall cause an environmental survey (the "Environmental Survey") of the leased premises to be performed. In the event that the results of the Environmental Survey are unacceptable to Lessee for any reason, in Lessee's sole and absolute discretion, Lessee shall have the right, at Lessee's option, to terminate this Lease by delivering a written termination notice to Lessor within ten
(10) days after Lessee's receipt of the Environmental Survey. Regardless of whether or not Lessee terminates this Lease pursuant to the immediately preceding sentence, Lessee shall promptly deliver a copy of the Environmental Survey to Lessor.

     6.03 LESSEE IMPROVEMENTS. Upon Lessee's occupancy of the leased premises, Lessee may perform the work ("Lessee's Work") described in Exhibit "C" attached hereto and made a part hereof, which Lessee's Work is hereby deemed approved by Lessor for all purposes. Lessor hereby agrees to perform, at its sole cost and expense, any and all future removal, encapsulation or other abatement or handling of asbestos and/or asbestos containing material as is required by Applicable Laws or which is not unreasonably requested by Lessee in connection with (i) Lessee's Work, or
(ii) any  future  alterations,  additions  or  improvements  to the  leased premises  permitted  by  the  terms  of  this  Lease.  Notwithstanding  the foregoing, however, Lessee agrees that, with the exception of the ACM Abatement Work prescribed in section 6.1 above, Lessee will not request that Lessor remove, encapsulate or abate any asbestos and/or asbestos containing material referred to in the ACM Survey (e.g., the wallboard joint compound and paint texture or the resilient flooring and associated mastic referenced in the summary set forth on page 4 of the ACM Survey), unless the building materials associated with such items are (a) being altered by Lessee in such a manner that the asbestos contained in such items will be disturbed or (b) are being removed. Such removal, encapsulation or other abatement or handling shall be performed by Lessor
(i) in accordance with the schedule of such work established by Lessee, provided Lessee is not unreasonable in establishing such schedule, and (ii) in a manner that will minimize interference with Lessee's business in the leased premises. Except with respect to Lessee's Work and interior, non-structural alterations or additions to the leased premises costing less than $50,000, Lessee shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease. This clause shall not apply to moveable equipment, furniture or trade fixtures owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interest of Lessor.

                    ARTICLE 7.00 CASUALTY AND INSURANCE

     7.01 SUBSTANTIAL DESTRUCTION. If the building and/or other improvements comprising a part of the leased premises should be totally destroyed by fire or other casualty, or if the leased premises should be damaged so that rebuilding cannot reasonably be substantially completed within ninety (90) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall, at the option of Lessor or Lessee [exercised by written notice to the other party on or before that date which is thirty (30) days after the damage or destruction], terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

     7.02 PARTIAL DESTRUCTION.

     (a) If the building and/or other improvements comprising a part of the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety (90) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, and Lessor shall proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the same condition in which they existed prior to the damage. However, Lessor's duty or obligation to repair or rebuild the leased premises shall be limited to the extent, and only to the extent, that Lessor actually receives insurance proceeds in connection with any such damage or destruction after payment of all of Lessor's reasonable costs and expenses in obtaining such insurance proceeds.

     (b) Notwithstanding the preceding subsection, in the event that Lessor fails to substantially complete the necessary repairs or rebuilding within one hundred twenty (120) working days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor before such time as Lessor has substantially completed the repairs or rebuilding, whereupon all rights and obligations under this Lease shall cease to exist.

     (c) If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invitees, or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances.

     7.3 INSURANCE.

     (a) Lessee must procure and maintain throughout the term of this Lease and any extensions or renewals of the term of this Lease commercial general liability insurance (including blanket contractual liability coverage), which shall cover any claims for bodily injury, death and/or property damage occurring in or resulting from any occurrence on the leased premises, including injury, death and/or damage caused by the condition of or any defect in the building or other improvements comprising a part of the leased premises. The policies evidencing such insurance must be in form reasonably satisfactory to Lessor, must name Lessor as an additional insured, must be issued by insurance companies reasonably acceptable to Lessor, and must afford immediate protection to the limit of not less than $1,000,000 per accident. With respect to each policy evidencing such liability insurance, Lessee shall obtain any available endorsements reasonably required by Lessor. Lessee shall also deliver the policy or a certificate evidencing the same to Lessor prior to occupying the leased premises or commencing the construction of any improvements thereon or in the building comprising a part of the leased premises, and Lessee shall deliver a certificate of renewal from the applicable insurer at least ten days prior to the expiration of the policy. In addition, Lessee shall obtain and deliver to Lessor a written obligation on the part of each of its insurance companies to notify Lessor at least 10 days prior to any cancellation of or material change to such insurance.

     (b) Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon an insurance company reasonably acceptable to Lessee, insuring the building against all risk of direct physical loss in an amount equal to the full replacement cost of the building structure and its improvements as of the date of the loss; provided, Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the leased premises. Lessor shall at times during the term of this Lease maintain a policy or policies of general liability insurance with the premiums paid in advance, issued by and binding upon an insurance company reasonably acceptable to Lessee, with respect to Lessor's activities in the leased premises, such insurance to afford minimum protection of not less than One Million Dollars ($1,000,000.00) combined single limit coverage of bodily injury, death, property damage or a combination thereof. Lessor shall not be required to maintain insurance against thefts within the leased premises. Lessee accepts responsibility for keeping all personal property and equipment in the leased premises adequately insured and for maintaining adequate business interruption insurance. Lessee shall have no right in claim to the proceeds of any policy of insurance maintained by Lessor even though the cost of such insurance is borne by Lessee as set forth in Article 2.00.

     7.04 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that is insurable pursuant to customary insurance coverage and occurs to the leased premises, improvements to the leased premises or personal property within the leased premises, by reason of fire or the elements, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees; provided, however, that this waiver of subrogation shall not apply to the deductible (up to a maximum deductible of $50,000) which is applicable to the insurance coverage of each respective waiving party. Lessor and Lessee agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers. WITHOUT LIMITATION, IT IS THE INTENTION OF LESSOR AND LESSEE THAT THE FOREGOING RELEASES BY LESSOR AND LESSEE BE EFFECTIVE NOTWITHSTANDING ANY NEGLIGENCE (BUT NOT GROSS NEGLIGENCE) ON THE PART OF THE OTHER PARTY.

     7.05 HOLD HARMLESS. Lessee shall indemnify and hold Lessor harmless of and from any loss, attorneys' fees, expenses, claims, fines, suits, costs and liability of every kind arising because of any bodily injury, death and/or damage to property occurring in or resulting from any occurrence in the leased premises during the term of this Lease and any holdover period save and except for any costs occasioned by the negligence or willful wrongful acts of Lessor or Lessor's agents or employees. Except to the extent caused by a breach of this Lease or the negligence or willful wrongful acts of Lessor or Lessor's agents or employees, Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the leased premises caused by any act or omission of Lessee, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Lessee, or caused by the improvements located on the leased premises becoming out of repair, the failure or cessation of any service provided by Lessor, or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises.

                         ARTICLE 8.00 CONDEMNATION

     8.01 SUBSTANTIAL TAKING. If all or a substantial part of the leased premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which it is then being used, this Lease shall at the option of Lessor or Lessee [exercised by written notice to the other party on or before that date which is thirty (30) days after the date of the taking] terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof. Notwithstanding anything to the contrary contained hereinabove, Lessee shall have the right to recover from the condemning authority, but not Lessor, any compensation as may be separately awarded to Lessee on account of moving and relocation expenses and depreciation to and removal of Lessee's physical property and all other interest and property (but expressly excluding any improvements constructed and installed in the leased premises and any other property which would otherwise be or become the property of Lessor upon the termination or expiration of this Lease) for which Lessee is entitled to compensation from such condemning authority under common law or applicable statutes, so long as and conditioned upon any award to Lessee not having the effect of reducing the award which Lessor would otherwise be entitled to receive under common law or applicable statutes.

     8.02 PARTIAL TAKING. If a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in section 8.1 above, Lessor shall restore and reconstruct the building and other improvements on the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award or proceeds in lieu thereof. Notwithstanding anything set forth herein to the contrary, Lessor's obligation to restore and/or reconstruct the building and other improvements under this section
8.02 shall be limited to the extent, and only to the extent, that condemnation proceeds are actually received by Lessor in connection with any such taking after payment of all of Lessor's reasonable costs and expenses in obtaining such condemnation proceeds. In the event that Lessor fails to restore or reconstruct the building and other improvements on the leased premises within one hundred twenty (120) working days from the date of such taking, Lessee shall have the right to terminate this Lease by delivering written notice of such termination to Lessor. Notwithstanding anything to the contrary contained hereinabove, Lessee shall have the right to recover from the condemning authority, but not Lessor, any compensation as may be separately awarded to Lessee on account of moving and relocation expenses and depreciation to and removal of Lessee's physical property and all other interest and property (but expressly excluding any improvements constructed and installed in the leased premises and any other property which would otherwise be or become the property of Lessor upon the termination or expiration of this Lease) for which Lessee is entitled to compensation from such condemning authority under common law or applicable statutes, so long as and conditioned upon any award to Lessee not having the effect of reducing the award which Lessor would otherwise be entitled to receive under common law or applicable statutes.

                    ARTICLE 9.00 ASSIGNMENT OR SUBLEASE

     9.01 LESSOR ASSIGNMENT. Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the leased premises. Any such sale, transfer or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer. Additionally, Lessee shall continue to make payment of all rent and other amounts due and payable from Lessee to Lessor hereunder to the named Lessor at the address set forth in section 1.05 hereinabove until such time as Lessee receives an instrument executed by both the Lessor and such transferee or assignee, giving notice of such transfer or assignment and instructions for the delivery of payments and notices by Lessee to such transferee or assignee and affirming the assumption (by the transferee or assignee identified therein) of all obligations and responsibilities of Lessor under the Lease which are properly due, performable, allocable and attributable to any period of time subsequent to the date of such transfer or conveyance.

     9.02 LESSEE ASSIGNMENT. Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, or sublet the leased premises, in whole or in part, without the prior written consent of Lessor (which consent shall not be unreasonably withheld or delayed). In no event shall any such assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder; moreover, in the event that Lessee shall receive any payments from an assignee or sublessee in excess of (i) the base rent and other payments required to be paid by Lessee pursuant to this Lease and (ii) any refurbishment, commissions or other expenses Lessee may incur in connection with such assignment or subletting, then Lessee shall promptly forward all such excess payments to Lessor. Notwithstanding the foregoing provisions of this Article 9.00 to the contrary, Lessee may from time to time, without Lessor's consent, assign this Lease or sublet the leased premises, or any portion thereof, to any parent or subsidiary of Lessee or the guarantor of this Lease or any subsidiary of a parent corporation of either Lessee or the guarantor of this Lease (hereinafter collectively referred to as a "Related Party"). Further, any sale or exchange of Lessee's stock on a nationally recognized exchange, any change in ownership of Lessee as a result of a merger, consolidation, reorganization or the exchange of stock between Lessee's parent company or a subsidiary of Lessee or of Lessee's parent company or the sale of all or substantially all of Lessee's stock or assets shall not be considered an assignment under this article 9.00 and Lessee shall have no obligation to obtain Lessor's consent in the event of any of such events.

     9.03 CONDITIONS OF ASSIGNMENT. If Lessee desires to assign or sublet all or any part of the leased premises, Lessee shall so notify Lessor at least fifteen (15) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee shall provide Lessor with a copy of the proposed assignment or sublease and such information as Lessor might request concerning the proposed sublessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within ten (10) days after Lessor's receipt of Lessee's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Lessor shall have the following options: (1) consent to the proposed assignment or sublease; or (2) refuse to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee or any guarantor from the further performance of its obligations under this Lease. The terms of this section 9.03 shall not apply to an  assignment  or  subletting to a Related
Party.

     9.04 SUBORDINATION. Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the leased premises and to all existing recorded restrictions, covenants, easements and agreements with respect to the leased premises, subject to and conditioned upon, Lessor causing any holder of any lien(s) now or hereafter affecting the project or any part thereof to execute and deliver the agreement hereinafter described in this section
9.04. Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may reasonably require. If the interests of Lessor under this Lease shall be transferred by reason of foreclosure or other proceedings for the enforcement of any mortgage or deed of trust lien on the leased premises, Lessee shall be bound to the transferee (sometimes called the "Purchaser"), under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and Lessee agrees to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its Lessor. Provided further, as a material inducement to cause Lessee to enter into this Lease, Lessor agrees to cause the holder of any existing or future lien placed against the leased premises or any portion thereof to enter into an agreement with Lessee making this Lease expressly subject and subordinate to such lien and all renewals, modifications, consolidations, replacements and extensions thereof, wherein the Lessee shall agree to attorn to the Purchaser at any foreclosure sale of such lien and such agreement shall contain a covenant binding upon the holder of such lien to the effect that, as long as there shall be no event of default on the part of Lessee entitling Lessor to terminate this Lease, or if any such event of default exists, any time in which to cure the event of default as contained herein shall not have expired, (a) this Lease shall not be terminated or modified in any respect whatsoever nor shall the rights of Lessee hereunder or its occupancy of the leased premises be affected in any manner by reason of such lien or any foreclosure action or other proceeding that may be instituted in connection therewith or in lieu thereof and (b) Lessee shall not be named by such holder as a defendant in any such foreclosure action or other proceeding. Lessee and Lessor agree to execute (together with any future holder of any lien[s] hereafter placed against the leased premises or any portion thereof), within thirty (30) days following receipt of written request therefor from Lessor or Lessee (as the case may be), such an agreement containing the aforesaid terms, together with such additional changes as the future holder of any such lien(s) may otherwise reasonably require.

     9.05 ESTOPPEL CERTIFICATES. Lessee agrees to furnish, from time to time, within ten days after receipt of a request from Lessor or Lessor's mortgagee, a statement certifying, if applicable, the following: Lessee is in possession of the leased premises; the Lease is in full force and effect; the Lease is unmodified (or, if modified, describing such modifications); Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; and there is no existing default by reason of some act or omission by Lessor. Lessor agrees to furnish, from time to time, within ten days after receipt of a request from Lessee, a statement certifying, if applicable, the following: the Lease is in full force and effect; the Lease is unmodified (or, if modified, describing such modifications); Lessor claims no present charge, lien, or claim against Lessee (other than base rent and Tax and Insurance Expenses); and there is no existing default by reason of some act or omission by Lessee.

                            ARTICLE 10.00 LIENS

     10.01 LESSOR'S LIEN. Lessor hereby waives any statutory or other landlord's lien upon Lessee's personal property or any other property located within the leased premises that may be available to Lessor to secure the performance of Lessee's obligations under this Lease.

                     ARTICLE 11.00 DEFAULT AND REMEDIES

     11.01 DEFAULT BY LESSEE. The following shall be deemed to be events of default by Lessee under this Lease: (1) Lessee shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and the failure is not cured within ten (10) days after written notice thereof; (2) Lessee shall abandon any substantial portion of the leased premises; (3) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Lessee, or if such failure cannot reasonably be cured within such thirty (30) day period, within such period of time as is reasonably necessary; provided, however, that Lessee commences the cure of such failure within such thirty (30) day period and diligently pursues such cure to completion; or (4) Lessee or any guarantor under this lease shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors, generally.

     11.02 REMEDIES OF LESSOR. Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option without any notice to Lessee (except as expressly provided below) and with or without judicial process, to pursue any one or more of the remedies set forth herein without any notice or demand: (1) Lessor may pursue all of its rights at law and in equity. (2) Lessor may enter upon and take custodial possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of Lessee and receive the rent directly by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the leased premises; further, Lessee agrees to reimburse Lessor for any reasonable expenditures made by it in order to relet the leased premises, including, but not limited to, remodeling and repair costs. (3) Lessor may enter upon the leased premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Lease. (4) Lessor may terminate this Lease, in which event Lessee shall immediately surrender the leased premises to Lessor, and if Lessee fails to surrender the leased premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages. With specific regard to an abandonment by Lessee of the leased premises or a termination of Lessee's right to possession of the leased premises, Lessor shall use reasonable efforts to mitigate its damages by attempting to relet the leased premises; however, Lessor shall have no obligation to agree to any lease terms which it reasonably deems to be unacceptable, nor shall Lessor be obligated to (i) travel outside a radius of thirty (30) miles from Dallas County, Texas, in order to meet with a prospective tenant, or (ii) expend monies for finish-out requested by a prospective tenant unless Lessor in its reasonable discretion approves both the lease terms and the credit of such prospective tenant.

     11.03 DEFAULT BY LESSOR. All covenants of Lessee in the Lease are independent covenants, not conditioned upon Lessor's satisfaction of its obligations hereunder, except to the extent otherwise specifically provided herein. Lessee waives any statutory lien it may have against the rent due under this Lease or against Lessor's property in Lessee's possession. If Lessor defaults in the performance of any of its obligations under this Lease, it will have thirty (30) days to cure after Lessee delivers written notice to Lessor of the default; or if the default is of a nature to require more than thirty (30) days to remedy, Lessor will have the time reasonably necessary to cure it. Whenever a period of time is prescribed in the Lease for action to be taken by Lessor or Lessee, Lessor or Lessee, as applicable, will not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, Applicable Laws or any other causes of any kind whatsoever which are beyond the control of Lessor or Lessee, as applicable.

                         ARTICLE 12.00 DEFINITIONS

     12.01 ABANDON. "Abandon" means the vacating of all or a substantial portion of the leased premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.

     12.02 ACT OF GOD OR FORCE MAJEURE. An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor or Lessee, as applicable, and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

     12.03 COMMENCEMENT DATE. "Commencement Date" shall be the date set forth in section 1.03. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession. Notwithstanding anything set forth in this Lease to the contrary, all possession and/or occupancy of the leased premises by Lessee prior to the Commencement Date shall be subject to all of the terms and provisions of this Lease, save and except only those provisions requiring the payment of rent.

                        ARTICLE 13.00 MISCELLANEOUS

     13.01 WAIVER. Failure of Lessor or Lessee to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor or Lessee, as applicable, shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Lessor or Lessee by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor or Lessee to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

     13.02 ACT OF GOD. Lessor or Lessee, as applicable, shall not be required to perform any covenant or obligations in this Lease, or be liable in damages to Lessee or Lessor, as applicable, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Lessee or Lessor, as applicable. Notwithstanding anything to the contrary contained or implied elsewhere herein, it is expressly agreed that the mere inability to pay any monetary amounts shall not be deemed to constitute an "act of God" or "force majeure" hereunder.

     13.03 ATTORNEYS' FEES. In the event either party defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and the other party places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the leased premises, the non-prevailing party agrees to pay the prevailing party's costs of collection, including reasonable attorneys' fees for the services of the attorney, whether suit is actually filed or not.

     13.04 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and permitted assigns. It is hereby covenanted and agreed that should Lessor's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event (subject to the terms and provisions of section
9.1 hereof), this Lease nevertheless shall remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the leased premises.

     13.05 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

     13.06 NOTICE. All rent and other payments required to be made by Lessee shall be payable to Lessor at the initial address for Lessor set forth in section 1.05, or at any other address within Dallas County, Texas, as Lessor may specify from time to time by written notice. All payments required to be made by Lessor to Lessee shall be payable to Lessee at the initial address for Lessee set forth in section 1.05, or at any other address within Dallas County, Texas, as Lessee may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered when actually received at the office of the intended recipient or if earlier, and regardless of whether or not actually received, two business days after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the intended recipient at its respective address set forth in section 1.05.

     13.07 SUBMISSION OF LEASE. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.

     13.08 ENTITY AUTHORITY. If Lessee or Lessor executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee or Lessor, as applicable, does hereby personally represent and warrant that Lessee or Lessor, as applicable, is a duly authorized and existing corporation, that Lessee or Lessor, as applicable, is qualified to do business in the state in which the leased premises are located, that the corporation has full right and authority to enter this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessee or Lessor, as applicable.

     13.09 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     13.10 LESSOR'S LIABILITY. If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the right, title and interest of Lessor in the leased premises as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor shall be liable for deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor other than its interest in the leased premises as herein expressly provided.

     13.11 INDEMNITY AND DISCLOSURE. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessor, including but not limited to, Herbert
D. Weitzman of The Weitzman Group (the "Broker"), the Broker representing Lessor in accordance with a separate written agreement executed by and between Broker and Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee, save and except for the Broker who shall be paid by Lessor as provided in the immediately preceding sentence and Greg Cannon of Cushman & Wakefield, who shall be paid by the Broker pursuant to a separate written agreement executed by and between Greg Cannon and the Broker. Lessor, Broker and Herbert D. Weitzman hereby advise Lessee that Herbert D. Weitzman is a principal in Lessor.

     13.12 GOVERNING LAW; VENUE. This Lease shall be governed by the laws of the State of Texas. Any legal action relating to this Lease shall be conducted in Dallas County, Texas.

     13.13 CONFIDENTIALITY. Lessor and Lessee hereby agree to hold in strictest confidence and refrain from disclosing to any third party the economic terms and conditions of this Lease, other than to their attorneys, accountants, financial advisors, prospective purchasers, prospective financial sources, prospective assignees or sublessees or as required by law. Further, Lessor agrees that it will not publish or publicize in any way (whether by press release, newspaper or magazine article or otherwise) the fact that Lessee has leased the leased premises from Lessor). Either party shall have the right to seek and obtain from a court of competent jurisdiction, in an action for that purpose, a judgment enjoining and prohibiting the other party from disclosing confidential information in violation of this provision. The party bringing such action shall be entitled to recover its attorneys' fees and court costs in any such action in which it is successful.

            ARTICLE 14.00 AMENDMENT AND LIMITATION OF WARRANTIES

     14.01 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

     14.02 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

     14.03 LIMITATION OF WARRANTIES. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

                           ARTICLE 15.00 EXHIBITS

     The following Exhibits are attached hereto and hereby made a part of this Lease for all purposes:

                  Exhibit "A":      Description of Land
                  Exhibit "B":      Rules and Regulations
                  Exhibit "C":      Lessee's Work
                  Exhibit "D":      Renewal Option

                          ARTICLE 16.00 SIGNATURES

     SIGNED at Dallas, Texas this 29th day of April, 1997.

LESSOR                                       LESSEE

CARPENTER FREEWAY PROPERTIES,                K-C AVIATION, INC., A DELAWARE
A TEXAS JOINT VENTURE                        CORPORATION





By:   /s/ Herbert D. Weitzman                By:   /s/ John F. Rahilly
    -------------------------------              ---------------------------
      Herbert D. Weitzman,                        Name:  John F. Rahilly
      Venture Manager                             Title: President